SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 9, 2005

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

601 Jefferson, Suite 3600
Houston, Texas
(Address of principal executive		77002
offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 9, 2005, Natural Resource Partners L.P. entered into an Underwriting Agreement with Lehman Brothers and Citigroup relating to the sale of 4,200,000 subordinated units at $61.00 by FRC-WPP NRP Investment L.P. (FRC), an affiliate of First Reserve Corporation, a private equity firm. FRC has granted the underwriters an option to purchase up to 596,920 additional subordinated units. The offering did not increase the number of outstanding units and therefore was not dilutive to current unitholders of Natural Resource Partners L.P.
     Natural Resource Partners L.P. will not receive any proceeds from the offering of the subordinated units by the selling unitholder. FRC will pay all expenses relating to the offering, including underwriting discounts and commissions.
     The subordinated units started trading today on the New York Stock Exchange under the symbol NSP. The offering is expected to close on August 15, 2005.
     The underwriting agreement is attached to this Form 8-K as Exhibit 10.1 and the press release announcing the offering is attached to this Form 8-K as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits
     1.1 Underwriting Agreement, dated as of August 9, 2005.
     99.1 Press Release dated August 10, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan

Wyatt L. Hogan
Vice President and General Counsel
Dated: August 10, 2005

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 9, 2005.
99.1	Press Release dated August 10, 2005